Exhibit 99.1

CommScope Announces Fourth Quarter 2008 Results

●	Fourth quarter sales of $862 million
●	Net loss of $4.86 per share in the fourth quarter primarily due to $397 million non-cash impairment charges
●	Adjusted operating income, excluding special items, of $95 million, up 13 percent year over year on a combined basis
●	Fourth quarter debt repayment of over $150 million; further debt reduction planned

HICKORY, NC, February 26, 2009—CommScope, Inc. (NYSE: CTV), a global leader in infrastructure solutions for communications networks, reported revenue of $861.8 million and a net loss of $342.4 million, or $4.86 per share, for the quarter ended December 31, 2008.

The reported net loss includes after-tax charges of approximately $359.5 million for the impairment of goodwill and other intangible assets, $17.7 million for the amortization of purchased intangibles and $8.8 million for restructuring and net other special items.  Excluding special items, adjusted fourth quarter 2008 earnings were $43.6 million, or $0.55 of diluted earnings per share.  (A reconciliation of reported GAAP results to adjusted results for the quarter is attached.)

For the fourth quarter of 2007, CommScope reported sales of $462.6 million and net income of $37.6 million, or $0.51 of diluted earnings per share.  The reported net income included after-tax charges of $3.1 million for interest on new term loans, write-off of deferred financing fees and acquisition-related expenses from the acquisition of Andrew Corporation.  The 2007 results of operations do not include Andrew results.  (A reconciliation of fourth quarter 2007 GAAP operating income to adjusted operating income reflecting the entities on a combined basis and the current segment reporting structure is attached.)

“We entered 2008 immediately after the transformational acquisition of Andrew with an ambitious plan to successfully integrate two industry leaders into a single company,” said Chairman and Chief Executive Officer Frank Drendel.  “We are proud of our progress and accomplishments, and met most of our operating goals despite the significant challenges of a global recession.

“For calendar year 2008, we increased cash flow from operations by more than 50 percent, reduced debt by more than $500 million and delivered more than $60 million in merger synergy savings.  We believe that we have created a stronger company with a solid foundation for long-term success.”

Sales Overview
Sales increased substantially year over year primarily as a result of the Andrew acquisition.  On a combined pro forma basis that includes Andrew’s actual sales for the fourth calendar quarter of 2007, sales decreased 14.6 percent.  Excluding the negative impact of changes in foreign currency of $24.8 million and adjusting for the divestiture of the Satellite Communications (SatCom) product line, sales declined approximately 10 percent year over year on a combined basis.  Sales declined mainly due to the challenging business environment in the second half of the year.

Sales by Segment

($ in millions)			Combined (1)
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter	% Change
	2008	2008	2007	YOY	Sequential
ACCG	$386.3	$495.0	$439.9	-12.2%	-22.0%
Enterprise	194.1	236.5	218.8	-11.3%	-17.9%
Broadband	132.6	159.0	152.6	-13.1%	-16.6%
WNS	150.2	174.7	197.7	-24.0%	-14.0%
Inter-segment eliminations	(1.4)	(2.9)	(0.2)	n/a	n/a

Total CommScope Net Sales	$861.8	$1,062.3	$1,008.8	-14.6%	-18.9%

Sales by Region

($ in millions)			Combined (1)
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter	% Change
	2008	2008	2007	YOY	Sequential

United States	$403.4	$497.0	$522.9	-22.9%	-18.8%

Europe, Middle East & Africa	232.6	292.0	269.0	-13.5%	-20.3%
Asia Pacific	138.5	165.7	124.4	11.3%	-16.4%
Other Americas	88.7	110.5	92.7	-4.3%	-19.7%
Subtotal International	$459.8	$568.2	$486.1	-5.4%	-19.1%

Inter-segment eliminations	(1.4)	(2.9)	(0.2)	n/a	n/a

Total CommScope Net Sales	$861.8	$1,062.3	$1,008.8	-14.6%	-18.9%

(1) Reflects CommScope's and Andrew's separate net sales, combined to reflect the reporting structure implemented in 2008.

Antenna, Cable and Cabinet Group (ACCG) segment sales declined 12.2 percent year over year to $386.3 million, primarily due to significantly lower North American wireline sales.  Wireline sales declined nearly 50 percent from the year ago quarter as major U.S. telecom providers slowed spending on environmentally secure enclosures.  This North American decline more than offset robust wireless sales in the Asia Pacific region.

Enterprise segment sales declined 11.3 percent year over year to $194.1 million as a result of challenging global business conditions and reductions in channel inventories.  Despite lower overall Enterprise sales volumes, sales of industry leading SYSTIMAX® GigaSPEED® X10D rose by nearly 20% year over year.

Broadband segment sales declined 13.1 percent year over year to $132.6 million, as weakness in residential construction continued to negatively affect volume and product mix.

Wireless Network Solutions (WNS) segment sales decreased 24.0 percent year over year to $150.2 million.  The WNS year-over-year sales decline was largely due to the divestiture of the unprofitable SatCom business in the first quarter of 2008.  Excluding SatCom sales of $21.3 million in the year-ago quarter, WNS sales declined 16.2 percent year over year.  The WNS sales comparison was also negatively affected by the restructuring of an unprofitable relationship with a major OEM.

Total non-U.S. sales for the fourth quarter 2008 declined 5.4 percent year over year to $459.8 million, primarily due to changes in foreign exchange rates.  Total non-U.S. sales were 53.4 percent of total company sales.

External customer orders booked in the fourth quarter 2008 were $753.0 million.

Operating Income Overview
An operating loss of $342.4 million was incurred in the fourth quarter of 2008.  Excluding goodwill and intangible asset impairments, amortization of purchased intangible assets, restructuring and other special items, adjusted operating income in the fourth quarter of 2008 rose to $94.6 million, or 11.0 percent of sales. On a comparative basis, adjusted operating income rose 12.8 percent year over year, primarily due to improved performance of the WNS segment.

Fourth Quarter 2008 Adjusted Operating Income by Segment
($ in millions)
	ACCG	Enterprise	WNS	Broadband	Total
GAAP Operating income (loss)	$(101.8)	$29.1	$(281.5)	$11.8	$(342.4)

Amortization of purchased intangible assets	18.0	1.6	8.2	0.5	28.3
Purchase accounting adjustments related to inventory	-	-	0.4	-	0.4
Restructuring costs	4.3	6.2	0.1	1.9	12.5
Acquisition and one-time transition costs	0.6	-	0.3	-	0.9
Alignment of certain employee benefit policies	(0.3)	(0.6)	-	(1.3)	(2.2)
Goodwill and other intangible asset impairments	122.6	-	274.5	-	397.1
Adjusted operating income	$43.4	$36.3	$2.0	$12.9	$94.6

Fourth Quarter 2007 Adjusted Combined Operating Income (Loss) by Segment (1)
($ in millions)
	ACCG	Enterprise	WNS	Broadband	Total
GAAP Operating income (loss)	$12.2	$31.6	$(25.8)	$12.4	$30.4

Amortization of purchased intangible assets	0.9	1.6	0.7	0.5	3.7
Restructuring costs	2.7	-	2.1	(0.1)	4.7
Acquisition and one-time transition costs	22.7	-	11.2	-	33.9
Asset impairments	10.6	-	1.5	-	12.1
(Gain) loss on sale of assets	0.3	-	(1.2)	-	(0.9)
Adjusted operating income (loss)	$49.4	$33.2	$(11.5)	$12.8	$83.9

(1) Reflects CommScope's and Andrew's GAAP operating income and special items, combined to reflect the segment reporting implemented in 2008.

CommScope management believes that presenting operating income information excluding the special items noted above provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends, when considered together with the GAAP financial measures. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

Commercial Highlights
CommScope’s Andrew Solutions was recognized for several major accomplishments, including:

●	Being named by China Telecom as an approved vendor for its CDMA wireless network. Andrew was the only foreign-based vendor selected to provide cable products and antennas.

●
Being the only foreign-based supplier to win Huawei’s Global Core Partner Award for superior performance as a global supplier.  Andrew's base station antennas, cable products and microwave antennas are used in all of Huawei's CDMA, WCDMA, CDMA2000, and WiMAX networks.

●	Being appointed by Nokia Siemens Networks to supply HELIAX® FXL aluminum cable and related products in support of a significant wireless network expansion in the Indian market.

●
Winning a contract with Alcatel-Lucent Switzerland for providing radio frequency (RF) coverage solutions in the world's longest railway tunnel, the Gotthard Base Tunnel in Switzerland. Andrew will provision its ION™-M multi-band, multi-operator fiber distributed antenna system and RADIAX® radiating cables to spread reliable, high-performance wireless coverage throughout the tunnel.

●
Signing a broad cooperation agreement with Entel PCS, one of the mobile telephony leaders in Chile, for Andrew's role in the expansion of the Entel PCS network in that country. Under the multi-year agreement between the companies, Andrew is designated a principal supplier--via its Chilean representative Raylex--of wireless equipment for deployment in Entel PCS's network, including antennas, coaxial cables, software tools, and repeater solutions for indoor and outdoor use.

Other Highlights
●	Gross margin for the fourth quarter 2008 was 27.2 percent and includes $3.9 million of intangible amortization in Cost of Sales. Excluding this item, gross margin would have been 27.7 percent.

●	SG&A expense for the fourth quarter 2008 was $112.0 million, or 13.0 percent of sales.

●	Non-cash equity-based compensation for the fourth quarter 2008 was $3.5 million.

●	Total depreciation and amortization expense was $53.7 million for the fourth quarter of 2008. Intangible amortization in the fourth quarter totaled $28.3 million.

●	Net cash provided by operating activities in the quarter was $108.4 million.

●
On December 24, 2008, CommScope amended the terms of its senior credit facility to allow it to make, on or prior to March 23, 2009, cash payments of up to $200 million in the aggregate to acquire, prepay, redeem or purchase its 1.00% Convertible Senior Subordinated Debentures (Debentures) due 2024.   Total payments in excess of $100 million will permanently reduce availability under the revolving credit facility on a dollar for dollar basis.  Also, as part of the amendment, CommScope made a prepayment on the term loans of $150 million.

●
During February 2009, the Company agreed with certain holders of the Debentures to exchange shares of its common stock for their Debentures.  CommScope issued a total of 1.71 million shares for $24.0 million aggregate principal amount of Debentures.

●	CommScope announced that the Debentures will be called for redemption on March 20, 2009. Approximately $176 million of the Debentures remain outstanding.

Goodwill and Other Intangible Asset Impairments
In the fourth quarter of 2008, the company recorded pre-tax, non-cash charges of $397.1 million for the impairment of goodwill and other purchased intangible assets.  Of this total, $274.5 million was recorded in the WNS segment and $122.6 million was recorded in the ACCG segment.  These charges resulted from increasing the estimated cost of capital used to discount the expected future cash flows and from reductions in the expectations for future cash flows for certain reporting units, primarily due to ongoing challenging market conditions.

Full Year 2008 Results
CommScope reported sales of $4.02 billion for 2008 and a net loss of $228.5 million or $3.29 per share.  The Company’s 2008 results include after-tax charges of $359.5 million for the impairment of goodwill and other intangible assets as well as a number of other special items primarily related to the acquisition of Andrew.  Excluding these special items, 2008 adjusted earnings would have been $264.8 million, or $3.31 per diluted share.  (A reconciliation of reported GAAP results to adjusted results is attached.)

Outlook
Ongoing demand for bandwidth and increasing global demand for wireless services will be key drivers for CommScope in 2009.  However, the company expects challenging business conditions early in the year.  The company’s ability to forecast has been negatively affected by global economic turmoil, uncertainties in financial markets, currency fluctuations and commodity cost volatility.  As a result, the company plans to provide specific financial guidance only for the first quarter of 2009, including the following:

●	Revenue of $720 million to $770 million
●	Adjusted operating income of $25 million to $45 million, excluding special items
●	Significant non-cash charges for the induced conversion of debt
●	Tax rate of 31 percent to 34 percent on adjusted pretax income
●	A net loss on a GAAP basis

“While we expect a slow start to the year, we believe that our results should improve substantially in the seasonally strong second and third quarters,” said Executive Vice President and Chief Financial Officer Jearld Leonhardt.  “We have recently seen a significant increase in wireless order rates and expect to benefit from higher sales volumes as we move through the year.  We also expect to benefit from restructuring and other cost reduction actions that have already been initiated.

“Looking at cash flow and debt, we expect solid cash flow from operations in the first quarter.  We intend to use our cash to further reduce both our term debt and convertible debt.  Maintaining compliance with the financial covenants of our senior secured credit facility is also a high priority for us in 2009.  We are planning to do so by managing our business carefully while continuing to reduce our debt.”

Conference Call Information
CommScope plans to host a call today at 5:00 p.m. EST to discuss fourth quarter results and full year results. You are invited to listen to the conference call or live webcast with Frank Drendel, chairman and CEO; Brian Garrett, president and COO; and Jearld Leonhardt, executive vice president and CFO.

To participate in the conference call, U.S. callers should dial +1 866-845-6585 and callers outside of the U.S. should dial +1 706-643-2944.  The conference identification number is 82065867.  Please plan to dial in 10 - 15 minutes before the start of the call to facilitate a timely connection.  The live, listen-only audio of the call will be available through a link on the Investor Relations Presentations page of CommScope's website at www.commscope.com.

If you are unable to participate and would like to hear a replay, U.S. callers can dial +1 800-642-1687 and callers outside the U.S. can dial +1 706-645-9291 for the replay.  The replay identification number is 82065867 and will be available through March 12, 2009.  A webcast replay will also be archived on CommScope's website for a limited period of time following the conference call.

About CommScope
CommScope, Inc. (NYSE: CTV – www.commscope.com) is a world leader in infrastructure solutions for communication networks. Through its Andrew® brand, it is a global leader in radio frequency subsystem solutions for wireless networks. Through its SYSTIMAX® and Uniprise® brands, CommScope is a world leader in network infrastructure solutions, delivering a complete end-to-end physical layer solution, including cables and connectivity, enclosures, intelligent software and network design services, for business enterprise applications. CommScope also is the premier manufacturer of coaxial cable for broadband cable television networks and one of the leading North American providers of environmentally secure cabinets for DSL and FTTN applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with infrastructure solutions for evolving global communications networks in more than 130 countries around the world.

Forward Looking Statement
This press release contains forward-looking statements regarding, among other things, the business position, plans, outlook, integration, synergies and other financial items relating to CommScope that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. Statements made in the future tense, and statements using words such as "expect," "believe," "intend," "goal," "estimate," "project," "plans," "anticipate," "designed to," "long term view," "confident,"  "think," "scheduled," "outlook," "guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope, and therefore should be carefully considered. Factors that could cause actual results of CommScope to differ materially include, but are not limited to, continued global economic weakness and uncertainties and disruption in the credit and financial markets; changes in cost and availability of key raw materials and the potential effect on customer pricing; the challenges of achieving anticipated cost-reduction synergies expected from the acquisition of Andrew; delays or challenges related to removing, transporting or reinstalling equipment; the ability to retain qualified employees; customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; concentration of sales among a limited number of customers or distributors; customer bankruptcy; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; the outcome of negotiations with represented employees; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; significant international operations and the impact of variability in foreign exchange rates; ability to integrate the CommScope and Andrew businesses; ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; substantial indebtedness as a result of the acquisition of Andrew and maintaining compliance with debt covenants; capital structure changes; tax rate variability; realignment of global manufacturing capacity; protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; fluctuations in interest rates; the ability to achieve expected sales growth and earnings goals; the outcome of pending litigations and proceedings; and regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission (SEC), which are available on CommScope's website or at www.sec.gov.  In providing forward-looking statements, CommScope does not intend, and does not undertake any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Investor Contact:	News Media Contact:
Philip Armstrong, CommScope	Rick Aspan, CommScope
+1 828-323-4848	+1 708-236-6568
publicrelations@commscope.com

CommScope, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales	$861,793	$462,559	$4,016,561	$1,930,763

Operating costs and expenses:
Cost of sales	627,148	327,294	2,958,357	1,341,676
Selling, general and administrative	112,001	69,167	480,402	262,203
Research and development	30,992	9,702	134,777	34,312
Amortization of purchased intangible assets	24,465	1,404	97,863	5,027
Restructuring costs	12,476	(111)	37,600	1,002
Goodwill and other intangible asset impairments	397,093	-	397,093	-
Total operating costs and expenses	1,204,175	407,456	4,106,092	1,644,220

Operating income (loss)	(342,382)	55,103	(89,531)	286,543
Other expense, net	(848)	(3,898)	(16,865)	(1,356)
Interest expense	(36,645)	(3,452)	(148,860)	(8,791)
Interest income	3,268	6,415	18,811	22,663

Income (loss) before income taxes	(376,607)	54,168	(236,445)	299,059
Income tax benefit (expense)	34,231	(16,584)	7,923	(94,218)

Net income (loss)	$(342,376)	$37,584	$(228,522)	$204,841

Earnings (loss) per share:
Basic	$(4.86)	$0.61	$(3.29)	$3.34
Diluted (a)	$(4.86)	$0.51	$(3.29)	$2.78

Weighted average shares outstanding:
Basic	70,453	61,930	69,539	61,313
Diluted (a)	70,453	75,181	69,539	74,674

(a) Calculation of diluted earnings (loss) per share:
Net income (loss) (basic)	(342,376)	37,584	(228,522)	204,841
Convertible debt add-back (b)	-	629	-	2,516
Numerator (assuming dilution)	$(342,376)	$38,213	$(228,522)	$207,357

Weighted average shares (basic)	70,453	61,930	69,539	61,313
Dilutive effect of:
Stock options (c)(d)	-	1,183	-	1,374
Restricted stock units and performance share units (c)	-	553	-	487
Convertible debt (b)(c)	-	11,515	-	11,500
Denominator (assuming dilution)	70,453	75,181	69,539	74,674

(b) Incremental interest expense and shares associated with convertible senior subordinated debentures.

(c) The calculation of diluted earnings (loss) per share for the year ended December 31, 2008 excludes the dilutive effect of 0.8 million stock options, 0.7 million restricted stock units and performance share units, and 9.7 million convertible senior subordinated debentures because they would have decreased the loss per share.

(d) Options to purchase 1.9 million and 1.0 million common shares were excluded from the computation of diluted earnings (loss) per share for the three and twelve months ended December 31, 2008, respectively, because they would have been antidilutive No options to purchase common shares were excluded from the computation of earnings per share, assuming dilution, for the three and twelve months ended December 31, 2007.

See notes to consolidated financial statements included in our Form 10-K.

CommScope, Inc.
Condensed Consolidated Balance Sheets
(Unaudited -- In thousands, except share amounts)

	December 31,	December 31,
	2008	2007
Assets

Cash and cash equivalents	$412,111	$649,451
Accounts receivable, less allowance for doubtful accounts of
$19,307 and $22,154, respectively	695,820	793,366
Inventories, net	450,310	548,360
Prepaid expenses and other current assets	70,778	133,737
Deferred income taxes	81,024	106,476
Total current assets	1,710,043	2,231,390

Property, plant and equipment, net	468,140	525,305
Goodwill	997,257	1,211,214
Other intangibles, net	821,128	1,042,765
Other noncurrent assets	66,192	95,897

Total Assets	$4,062,760	$5,106,571

Liabilities and Stockholders' Equity

Accounts payable	$244,273	$350,615
Other accrued liabilities	306,537	399,944
Current portion of long-term debt	374,498	247,662
Total current liabilities	925,308	998,221

Long-term debt	1,667,286	2,348,157
Deferred income taxes	150,357	268,647
Pension and postretirement benefit liabilities	164,075	108,275
Other noncurrent liabilities	147,376	103,263
Total Liabilities	3,054,402	3,826,563

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.01 par value; Authorized shares: 20,000,000;
Issued and outstanding shares: None at December 31, 2008
and December 31, 2007	—	—
Common stock, $.01 par value; Authorized shares: 300,000,000;
Issued shares, including treasury stock: 81,110,952 at
December 31, 2008 and 77,070,029 at December 31, 2007;
Issued and outstanding shares: 70,798,864 at December 31, 2008
and 66,870,029 at December 31, 2007	811	770
Additional paid-in capital	969,976	856,452
Retained earnings	317,085	545,607
Accumulated other comprehensive income (loss)	(132,411)	22,714
Treasury stock, at cost: 10,312,088 shares at December 31, 2008
and 10,200,000 shares at December 31, 2007	(147,103)	(145,535)
Total Stockholders' Equity	1,008,358	1,280,008

Total Liabilities and Stockholders' Equity	$4,062,760	$5,106,571

See notes to consolidated financial statements included in our Form 10-K.

CommScope, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In thousands)

	Twelve Months Ended
	December 31,
	2008	2007

Operating Activities:
Net income (loss)	$(228,522)	$204,841
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	218,602	49,507
Equity-based compensation	18,879	10,233
Excess tax benefits from equity-based compensation	(6,234)	(16,688)
Goodwill and other intangible asset impairments	397,093	—
Deferred income taxes	(108,007)	(11,476)
Changes in assets and liabilities	70,110	3,508
Net cash provided by operating activities	361,921	239,925

Investing Activities:
Additions to property, plant and equipment	(57,824)	(27,892)
Proceeds from disposal of fixed assets	8,017	10,962
Proceeds from sale of product lines	8,869	—
Net proceeds from short-term investments	—	146,068
Cash paid for acquisitions	(61,410)	(2,065,001)
Other	(5,012)	(16,976)
Net cash used in investing activities	(107,360)	(1,952,839)

Financing Activities:
Proceeds from issuance of long-term debt	—	2,100,000
Principal payments on long-term debt	(484,311)	(34,100)
Long-term financing costs	(5,799)	(33,845)
Proceeds from the issuance of shares under equity-based
compensation plans	12,867	35,450
Excess tax benefits from equity-based compensation	6,234	16,688
Common shares repurchased under equity-based
compensation plans	(1,568)	—
Net cash (used in) provided by financing activities	(472,577)	2,084,193

Effect of exchange rate changes on cash	(19,324)	2,130

Change in cash and cash equivalents	(237,340)	373,409
Cash and cash equivalents, beginning of period	649,451	276,042
Cash and cash equivalents, end of period	$412,111	$649,451

See notes to consolidated financial statements included in our Form 10-K.

CommScope, Inc.
Sales and Operating Income (Loss) by Reportable Segment
(Unaudited -- In millions)

	Actual		Combined (1)
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2007
Net Sales:
ACCG	$386.3	$91.4	$439.9
Enterprise	194.1	218.8	218.8
Broadband	132.6	152.6	152.6
WNS	150.2	-	197.7
Inter-segment eliminations	(1.4)	(0.2)	(0.2)
Consolidated Net Sales	$861.8	$462.6	$1,008.8

Operating Income (Loss):
ACCG	$(101.8)	$11.1	$12.1
Enterprise	29.1	31.6	31.6
Broadband	11.8	12.4	12.4
WNS	(281.5)	-	(25.7)
Consolidated Operating Income (Loss)	$(342.4)	$55.1	$30.4

	Actual		Combined (1)
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2007
Net Sales:
ACCG	$1,860.5	$407.6	$1,812.3
Enterprise	885.1	899.4	899.4
Broadband	590.9	625.3	625.3
WNS	690.9	-	814.4
Inter-segment eliminations	(10.8)	(1.5)	(1.5)
Consolidated Net Sales	$4,016.6	$1,930.8	$4,149.9

Operating Income (Loss):
ACCG	$47.4	$63.9	$163.4
Enterprise	152.1	151.4	151.4
Broadband	20.3	71.2	71.2
WNS	(309.3)	-	(255.6)
Consolidated Operating Income (Loss)	$(89.5)	$286.5	$130.4

(1) Reflects CommScope's and Andrew's separate net sales and GAAP operating income, combined to reflect the segment reporting implemented in 2008.

CommScope, Inc.
Reconciliation to Adjusted (non-GAAP) Operating Income
(Unaudited -- In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	Consolidated	Combined (1)	Consolidated	Combined (1)
Operating Income (Loss) (Consolidated/Combined)	$(342.4)	$30.4	$(89.5)	$130.4

Special items:
Amortization of purchased intangible assets (2)	28.3	3.7	113.3	22.5
Purchase accounting adjustments related to inventory	0.4	-	59.7	-
Restructuring costs	12.5	4.7	37.6	9.4
Acquisition and one-time transition costs	0.9	33.9	5.1	35.6
Alignment of certain employee benefit policies	(2.2)	-	(12.2)	-
Orland Park relocation & Joliet start-up costs	-	-	-	15.4
Quality and litigation costs	-	-	-	48.7
Goodwill and other intangible asset impairments	397.1	12.1	397.1	161.6
Other	-	(0.9)	-	(6.3)
Adjusted (non-GAAP) Operating Income	$94.6	$83.9	$511.1	$417.3

(1) Reflects the combination of CommScope's and Andrew's separate GAAP operating income and special items.

(2) Includes amortization included in Cost of Sales.

CommScope management believes that presenting operating income information excluding the special items noted above provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends, when considered together with the GAAP financial measures. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

CommScope, Inc.
Reconciliation of GAAP Measures to Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	December 31, 2008
	Operating Income (Loss)	Net Income (Loss) (1)	Diluted EPS

As reported	$(342.4)	$(342.4)	$(4.86)

Special items:
Amortization of purchased intangible assets (2)	28.3	17.7	0.25
Purchase accounting adjustments related to inventory	0.4	0.3	-
Restructuring costs	12.5	9.3	0.13
Acquisition and one-time transition costs	0.9	0.6	0.01
Alignment of certain employee benefit policies	(2.2)	(1.4)	(0.02)
Goodwill and other intangible asset impairments	397.1	359.5	5.04
As adjusted for special items	$94.6	$43.6	$0.55

	Twelve Months Ended
	December 31, 2008
	Operating Income (Loss)	Net Income (Loss) (1)	Diluted EPS

As reported	$(89.5)	$(228.5)	$(3.29)

Special items:
Amortization of purchased intangible assets (2)	113.3	71.5	0.96
Purchase accounting adjustments related to inventory	59.7	38.6	0.52
Restructuring costs	37.6	34.1	0.46
Acquisition and one-time transition costs	5.1	3.3	0.04
Alignment of certain employee benefit policies	(12.2)	(7.6)	(0.10)
Goodwill and other intangible asset impairments	397.1	359.5	4.80
Cost related to conversion of 1% debentures	-	2.8	0.04
Release of income tax valuation allowance	-	(3.9)	(0.05)
Settlement of tax audits	-	(5.0)	(0.07)
As adjusted for special items	$511.1	$264.8	$3.31

(1) The tax rates applied to special items reflect the tax expense or benefit expected to be realized based on the tax jurisdiction of the entity generating the special item. There are certain special items for which we expect to receive little or no tax benefit.

(2) Includes amortization included in Cost of Sales.

CommScope management believes that presenting operating income, earnings and diluted EPS information excluding the special items noted above provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends, when considered together with the GAAP financial measures. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

CommScope Sales by Segment  & Region

Full Year Sales by Segment
($ in millions)
		Combined (1)
	2008	2007	$ Change	% Change
ACCG	$1,860.5	$1,812.3	$48.2	2.7%
Enterprise	885.1	899.4	(14.3)	-1.6%
Broadband	590.9	625.3	(34.4)	-5.5%
WNS	690.9	814.4	(123.5)	-15.2%
Inter-segment eliminations	(10.8)	(1.5)	(9.3)	n/a

Total CommScope Net Sales	$4,016.6	$4,149.9	$(133.3)	-3.2%

Full Year Sales by Region
($ in millions)
		Combined (1)
	2008	2007	$ Change	% Change

United States	$1,913.3	$2,121.7	$(208.4)	-9.8%

Europe, Middle East & Africa	1,113.6	1,108.4	5.2	0.5%
Asia Pacific	628.5	585.5	43.0	7.3%
Other Americas	372.0	335.8	36.2	10.8%
Subtotal International	$2,114.1	$2,029.7	$84.4	4.2%

Inter-segment eliminations	(10.8)	(1.5)	(9.3)	n/a

Total CommScope Net Sales	$4,016.6	$4,149.9	$(133.3)	-3.2%

(1) Reflects CommScope's and Andrew's separate net sales, combined to reflect the reporting structure implemented in 2008.

CommScope Adjusted Operating Income by Segment

2008 Adjusted Operating Income by Segment
($ in millions)
	ACCG	Enterprise	WNS	Broadband	Total
GAAP Operating income (loss)	$47.4	$152.1	$(309.3)	$20.3	$(89.5)

Amortization of purchased intangible assets	72.0	6.4	32.9	2.0	113.3
Purchase accounting adjustments related to inventory	31.7	-	28.0	-	59.7
Restructuring costs	4.3	7.8	0.1	25.4	37.6
Acquisition and one-time transition costs	2.3	1.2	0.8	0.8	5.1
Alignment of certain employee benefit policies	(3.6)	(3.1)	-	(5.5)	(12.2)
Goodwill and other intangible asset impairments	122.6	-	274.5	-	397.1
Adjusted operating income	$276.7	$164.4	$27.0	$43.0	$511.1

2007 Adjusted Combined Operating Income (Loss) by Segment (1)
($ in millions)
	ACCG	Enterprise	WNS	Broadband	Total
GAAP Operating income (loss)	$163.4	$151.4	$(255.7)	$71.3	$130.4

Amortization of purchased intangible assets	4.8	6.6	9.4	1.7	22.5
Restructuring costs	4.9	0.6	3.6	0.3	9.4
Acquisition and one-time transition costs	23.9	-	11.7	-	35.6
Cable facility move costs	15.4	-	-	-	15.4
Quality and litigation costs	-	-	48.7	-	48.7
Asset impairments	10.9	-	150.7	-	161.6
Gain on sale of assets	(3.7)	-	(2.6)	-	(6.3)
Adjusted operating income (loss)	$219.6	$158.6	$(34.2)	$73.3	$417.3

(1) Reflects CommScope's and Andrew's GAAP operating income and special items, combined to reflect the segment reporting implemented in 2008.

CommScope management believes that presenting operating income information excluding the special items noted above provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends, when considered together with the GAAP financial measures. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.